SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of report: March 21, 2011
(Date of earliest event reported)

PERVASIP CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465                                                                                     13-2511270
         (Commission File No.)                                                   (I.R.S. Employer  Identification No.)

75 South Broadway, Suite 400
White Plains, New York 10601
 (Address of principal executive offices; zip code)

(914) 620-1500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17
CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02.                      Unregistered Sales of Equity Securities.

On March 21, 2011, Pervasip Corp. (the “Company”) issued 900,000 shares of its common stock, par value $0.10 per share (“Common Stock”), and a 10-year warrant to acquire 1,800,000 shares of its Common Stock at $0.10 per share to Paul H. Riss, the Company’s Chief Executive Officer, in conjunction with a private placement of stock and warrants.  The Company had received $90,000 from this private placement.

The shares issued pursuant to the offering were not registered under the Securities Act of 1933, as amended, or any state securities laws due to exemptions from registration under the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D. The shares of Common Stock may not be transferred unless exemptions from the registration requirements of the Securities Act and applicable state laws are available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date:  March 24, 2011

By: /s/ Paul H. Riss
Paul H. Riss
Chief Executive Officer